                                                                    EXHIBIT 99.6

                              FIFTH AMENDMENT TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and dated as of March 31, 2000, among MATTEL, INC., a Delaware corporation (the "Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Bank" and collectively as the "Banks"), and BANK OF AMERICA, N.A., as the agent for the Banks (the "Agent"), and amends the Second Amended and Restated Credit Agreement dated as of March 11, 1998 among the Company, the Banks and the Agent, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of July 2, 1998, a Second Amendment to Second Amended and Restated Credit Agreement dated as of December 14, 1998, a Third Amendment to Second Amended and Restated Credit Agreement dated as of March 26, 1999 and a Fourth Amendment to Second Amended and Restated Credit Agreement dated as of October 20, 1999 (as so amended, the "Agreement").

                                    RECITAL

     The Company, the Banks and the Agent desire to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

     2. Amendments. The Company, the Banks and the Agent hereby agree to amend the Agreement as follows:

     2.1 The following definitions in Section 1.1 of the Agreement (Certain Defined Terms) are amended and restated in their entirety as follows:

          "`Applicable Amount' means the commitment fee, utilization fee or the
            -----------------
     margin applicable to Loans (expressed in basis points per annum) set forth in the chart below opposite the second highest rating issued by S&P, Moody's or Duff & Phelps on the Company's senior unsecured long-term debt:

         Senior Unsecured Long-Term Debt Ratings               Commitment       Utilization    Eurodollar Rate      Base Rate
                                                                  Fee               Fee            Loans +           Loans +

-------------------------------------------------------------------------------------------------------------------------------
A   or higher by S&P                                                9.5            12.5               32.0            00.0
A2  or higher by Moody's
A   or higher by Duff & Phelps
-------------------------------------------------------------------------------------------------------------------------------
A-  by S&P                                                         12.0            12.5               40.0            00.0
A3  by Moody's
A-  by Duff & Phelps
-------------------------------------------------------------------------------------------------------------------------------
BBB+ by S&P                                                        13.0            12.5               62.5            00.0
Baa1   by Moody's
BBB+ by Duff & Phelps
-------------------------------------------------------------------------------------------------------------------------------
BBB  by S&P                                                        15.0            12.5               75.0            00.0
Baa2  by Moody's
BBB  by Duff & Phelps
-------------------------------------------------------------------------------------------------------------------------------
BBB- by S&P                                                        20.0            12.5              112.5            25.0
Baa3  by Moody's
BBB- by Duff & Phelps
-------------------------------------------------------------------------------------------------------------------------------
None of above criteria satisfied                                   25.0            12.5              125.0            37.5
-------------------------------------------------------------------------------------------------------------------------------

          "Any change in the commitment fee, utilization fee or the margin applicable to Loans shall become effective upon any public announcement of any change in the above ratings that requires such a change according to the above chart."

          "`Bank' has the meaning assigned to that term in the introduction to
            ----
     this Agreement, together with any other financial institutions that become a party hereto as a "Bank" pursuant to Section 10.1."

          "'Duff & Phelps'" means Duff & Phelps Credit Rating Co. or any
            --------------
     successor thereto (including Fitch ICBA or any affiliates thereof).

          "`Eurodollar Rate' means for any Interest Period with respect to any
            ---------------
     Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:


               "Eurodollar Rate  =                Eurodollar Base Rate
                                          ------------------------------------
                                          1.00 - Eurodollar Reserve Percentage

               "Where,

               "`Eurodollar Base Rate' means, for such Interest Period:
                 --------------------

                "(a) the rate per annum equal to the rate determined by Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                "(b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               "(c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Agent (or its Affiliate) in its capacity as a Bank and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

               "`Eurodollar Reserve Percentage' means, for any day during any
                 -----------------------------
          Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by Agent shall be conclusive in the absence of manifest error."

          "`Governmental Person' means the government of the United States or
            -------------------
     any foreign government or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United

     States, any foreign government or any state or locality therein, including the Federal Deposit Insurance Company, the Comptroller of the Currency or the Federal Reserve Board."

          "`Loan Documents' means this Agreement, any Notes, the Mattel Sales
            --------------
     Guaranty, the Fisher-Price Guaranty, the Mattel Sales Subordination Agreement, the Fisher-Price Subordination Agreement and all documents and instruments delivered in connection herewith or therewith; provided,
                                                                --------
     however, that for the avoidance of doubt, "Loan Documents" shall not
     -------
     include documents included in the definition of "Loan Documents" under that certain Credit Agreement (364-Day Facility) dated as of March 31, 2000 among the Company, the banks from time to time party thereto and Bank of America as administrative agent thereunder, except to the extent that any document or instrument delivered in connection therewith is also delivered in connection herewith."

          "'Moody's' means Moody's Investors Service, Inc. or any successor
            --------
     thereto.

          "'S&P' means Standard & Poor's Ratings Services, a division of The
            ----
     McGraw-Hill Companies, Inc., or any successor thereto.

     2.2 The definition of "Interest Payment Date" in Section 1.1 of the Agreement is amended by deleting "respectively," in the proviso thereto.

     2.3  The first paragraph of the definition of "Material Subsidiary" in
Section 1.1 of the Agreement (Certain Defined Terms) is amended and restated in its entirety as follows:

          "`Material Subsidiary" means Mattel Sales, Fisher-Price, or any other
            -------------------
     Subsidiary of the Company which meets any of the following conditions:"

     2.4 Section 2.8(a) of the Agreement (Interest on Loans) is amended and restated in its entirety as follows:

          "(a) Subject to Section 2.8(c), the Loans shall bear interest on the unpaid principal amount thereof from the Funding Date through maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) with respect to Eurodollar Rate Loans, the Eurodollar Rate plus the
                                                                ----
     Applicable Amount for Eurodollar Rate Loans or (ii) with respect to Base Rate Loans the Base Rate plus the Applicable Amount for Base Rate Loans."
                              ----

     2.5 Section 2.9 of the Agreement (Fees) is amended by inserting a new subsection (d) immediately after subsection (c) as follows:

          "(d) The Company agrees to pay a utilization fee equal to the Applicable Amount therefor on the daily average principal amount of all outstanding Loans on each day that the aggregate principal amount of outstanding Loans exceeds 33.00% of the Aggregate Loan Commitment. The Company shall pay the utilization fee to the Agent for distribution to each Bank in accordance with its Pro Rata Share. The utilization fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter, for all amounts accrued to such date, and on the Termination Date; provided that, in
                                                        --------
     connection with any reduction or termination of the Loan Commitment pursuant to Section 2.5, the accrued utilization fee calculated on the portion so terminated or reduced for the period ending on such date shall also be paid on the date of such reduction or termination."

     2.6 Section 2.10 of the Agreement (Calculation of Fees and Interest) is amended by deleting "Reserve Percentage," after "Applicable Amount" therein.

     2.7 Section 4.2(b) of the Agreement is amended by inserting the following wording after the words "shall be true, correct and complete in all material respects on and as of that Funding Date" before the comma:

          "(except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date)"

     2.8 Section 5.8 (Financial Condition) and Section 5.9 (Changes, Etc.) of the Agreement are amended by deleting the date "December 31, 1996" wherever it appears and inserting the date "December 31, 1999" in lieu thereof.

     2.9 Section 5.18 of the Agreement (Disclosure) is amended by deleting the date "December 31, 1997" and inserting the date "January 1, 2000" in lieu thereof.

     2.10 Section 7.5 of the Agreement (Consolidated Funded Indebtedness to Total Capitalization) is amended and restated in its entirety as follows:

          "7.5 Consolidated Funded Indebtedness to Total Capitalization. The Company shall not permit the ratio of the sum of (a) Consolidated Funded Indebtedness plus (b) Combined Purchasers' Investments to the sum of (x)
                  ----
     Consolidated Funded Indebtedness plus (y) Combined Purchasers' Investments
                                      ----
     plus (z) the consolidated net worth of the Company and its Subsidiaries on
     ----
     a consolidated basis determined in conformity with GAAP to exceed 60% at the end of each of the first three fiscal quarters in each fiscal year and 50% at the end of each fiscal year."

     2.11 Section 8.1(b) of the Agreement is amended and restated in its entirety as follows:

          "(b) Default in Other Agreements. (i) Failure of the Company, Fisher-Price, Mattel Sales or any of its Material Subsidiaries to pay or any default in the payment of any principal or interest on any Indebtedness in an amount exceeding $15,000,000 or any default in any other obligation for the payment of money in an amount in excess of $15,000,000 beyond any period of grace allowed; or (ii) any breach or default (unless cured or waived) with respect to any other term of any evidence of such other Indebtedness for borrowed money in an amount exceeding $15,000,000 or of any loan agreement, mortgage, indenture or other agreement relating thereto, and such breach or default continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of such Indebtedness

          (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for borrowed money to become or be declared due prior to its stated maturity; or"

     2.12 Section 8.1(m) of the Agreement is amended and restated in its entirety as follows:

          "(m) Servicer Default. A Servicer Default (as defined in the Receivables Purchase Agreement) shall occur and be continuing;"

     2.13 Section 10.1 of the Agreement (Assignments; Participations) is amended by deleting subsections (a), (b) and (c) and inserting the following new subsections (a) (b) and (c) as follows:

          "(a) From time to time following the Effective Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Loan Commitment and outstanding Loans; provided that (i) such Bank concurrently
                                       --------
     assigns a ratable portion of its Purchaser Commitment and its Percentage of the Purchasers' Investment under the Receivables Purchase Agreement, (ii) such assignment, if not to a Bank or an Affiliate of the assigning Bank, shall be consented to by the Company at all times other than during the existence of a Default or Event of Default and by the Agent (which approval of the Company shall not be unreasonably withheld or delayed), (iii) a copy of a duly signed and completed Assignment and Acceptance in the form of

     Exhibit I (`Assignment and Acceptance') shall be delivered to the Agent and
     ---------
     the Company, (iv) except in the case of an assignment (A) to an Affiliate of the assigning Bank or to another Bank or (B) of the entire remaining Commitment of the assigning Bank, the portion of the Aggregate Facilities Commitment assigned shall not be less than $10,000,000, (v) the assigning Bank shall have delivered any Note or Notes subject to the assignment to the Agent and (vi) the effective date of any such assignment shall be as specified in the Assignment and Acceptance, but not earlier than the date which is five Business Days after the date the Agent has received the Assignment and Acceptance. Upon satisfaction of the conditions set forth in the prior sentence, any forms required by Section 3.1(f) and payment of
                                                  --------------
     the requisite fee described below, the assignee named therein shall be a Bank for all purposes of this Agreement effective as of the specified effective date to the extent of the Assigned Interest (as defined in such Assignment and Acceptance), and the assigning Bank shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Until satisfaction of the conditions set forth herein to any assignment, the Company and Agent may continue to deal solely and directly with the assigning Bank in connection the Assigned Interest. Upon request following satisfaction of the conditions set forth herein to any assignment, the Company shall execute and deliver new or replacement Notes to the assigning Bank and the assignee Bank to evidence Loans made by them. The Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Agent-Related Person as to any matter.

          "(b) After receipt of a completed Assignment and Acceptance, and receipt of an assignment fee of $2,500 from such Eligible Assignee or such assigning Bank (including in the case of assignments to Affiliates of assigning Banks), the Agent shall, promptly following the effective date thereof, provide to Borrower and Banks a
                                           -------
     revised Schedule 10.6 giving effect thereto.

          "(c)  intentionally left blank"

     2.14 Section 10.2(b) of the Agreement is amended and restated in its entirety as follows:

          "(b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 2.9, 3,
                                                              ------------  -
     10.4 and 10.15 and the agreements of the Banks set forth in Sections 2.13,
     ----     -----                                                       ----
     9, 10.1(a), 10.1(e) and 10.5 shall survive the payment of the Obligations
     -  -------  -------     ----
     by the Company and the termination of this Agreement."

     2.15 The chart at the end of the last line of Section I.G of Attachment 1 to Exhibit D to the Agreement (Officers' Certificate) is amended and restated in its entirety as follows:

                                                                Maximum
                               Period                          Percentage
           ----------------------------------------------------------------
           First 3 fiscal quarters of each fiscal year                   60%
           End of each fiscal year                                       50%

     2.16 Exhibit I to the Agreement is amended and restated in its entirety as set forth in Exhibit I hereto.

     2.17 Schedules 5.3 (Material Subsidiaries of Company), 5.11 (Material Litigation) and 7.2 (Certain Liens) are amended and restated in their entirety as set forth in Schedules 5.3, 5.11 and 7.2, respectively, hereto.

       3. Representations and Warranties. The Company represents and warrants to the Banks and the Agent:

      3.1 Authorization. The execution, delivery and performance of this Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

      3.2 Binding Obligation. This Amendment and the Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

     3.3 No Legal Obstacle to Agreements. Neither the execution of this Amendment, the making by the Company of any borrowings under the Agreement, as amended hereby, nor the performance of the Agreement by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any Governmental Person is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Amendment, the Agreement as amended hereby, or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, as amended hereby.

     3.4 Incorporation of Certain Representations. The representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

     3.5 Default. No Default or Event of Default under the Agreement has occurred and is continuing.

     4. Conditions, Effectiveness. The effectiveness of this Amendment shall be subject to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

     4.1 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment and any note or other instrument or agreement required hereunder.

     4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of the Company.

     4.3 Amendment Fee. Payment of an amendment fee to the Agent for the account of each Bank approving this Amendment by 12:00 Noon (California time) on March 15, 2000 equal to 5 basis points of such Bank's Commitment under the Agreement plus its Purchaser Commitment as a Purchaser under the Receivables
          ----
Purchase Agreement.

     5.  Miscellaneous.

     5.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

     5.2 Waivers. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

     5.3 Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective as of the effective date written above upon the Company, the Requisite Banks and the Agent signing a copy hereof, and Fisher-Price and Mattel Sales consenting hereto, whether the same or counterparts, and the same shall have been delivered to the Agent.

     5.4 Jurisdiction. This Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Second Amended and Restated Credit Agreement to be duly executed and delivered as of the date first written above.

                              MATTEL, INC.



                              By:     /s/ William Stavro
                                 ----------------------------------
                                          William Stavro
                                    Senior Vice President and
                                             Treasurer

                              BANK OF AMERICA, N.A., as Agent



                              By:   /s/  Gina Meador
                                 ----------------------------------
                                          Gina Meador
                                        Vice President

                              BANK OF AMERICA, N.A., as a Bank



                              By:   /s/  Robert W. Troutman
                                 ----------------------------------
                                       Robert W. Troutman
                                        Managing Director

                              THE CHASE MANHATTAN BANK



                              By:   /s/ William P. Rindfuss
                                 ----------------------------------
                              Name:   William P. Rindfuss
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              FLEET NATIONAL BANK



                              By:   /s/ Jorge A. Schwarz
                                 ----------------------------------
                              Name:   Jorge A. Schwarz
                                   --------------------------------
                              Title:   Director
                                    -------------------------------

                              TORONTO DOMINION (TEXAS), INC.



                              By:   /s/ Debbie A. Greene
                                 ----------------------------------
                              Name:   Debbie A. Greene
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              ABN AMRO BANK N.V.


                              By:   /s/ Ellen M. Coleman
                                 ----------------------------------
                              Name:   Ellen M. Coleman
                                   --------------------------------
                              Title:   Group Vice President
                                    -------------------------------



                              By:   /s/ Mitsoo Iravani
                                 ----------------------------------
                              Name:   Mitsoo Iravani
                                   --------------------------------
                              Title:   Assistant Vice President
                                    -------------------------------

                              UNION BANK OF CALIFORNIA, N.A.



                              By:   /s/ Ronald L. Watterworth
                                 ----------------------------------
                              Name:   Ronald L. Watterworth
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              BANQUE NATIONALE DE PARIS



                              By:   /s/ Clive Bettles
                                 ----------------------------------
                              Name:   Clive Bettles
                                   --------------------------------
                              Title:   Senior Vice President & Manager
                                    -------------------------------



                              By:   /s/ Mitchell M. Ozawa
                                 ----------------------------------
                              Name:   Mitchell M. Ozawa
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              DRESDNER BANK AG, New York and Grand Cayman
                              Branches



                              By:   /s/ A. Richard Morris
                                 ----------------------------------
                              Name:   A. Richard Morris
                                   --------------------------------
                              Title:   First Vice President
                                    -------------------------------



                              By:   /s/ Xinyue Jasmine Geffner
                                 ----------------------------------
                              Name:   Xinyue Jasmine Geffner
                                   --------------------------------
                              Title:   Assistant Vice President
                                    -------------------------------

                              MANUFACTURERS & TRADERS TRUST CO.



                              By:   /s/ Christopher Kania
                                 ----------------------------------
                              Name:   Christopher Kania
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

                              CITICORP USA, INC.



                              By:   /s/ William Royer
                                 ----------------------------------
                              Title:   Attorney-in-Fact
                                    -------------------------------

                       SOCIETE GENERALE, NEW YORK BRANCH



                              By:   /s/ Robert Petersen
                                 ----------------------------------
                              Name:   Robert Petersen
                                   --------------------------------
                              Title:   Director
                                    -------------------------------

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED



                              By:   /s/ V. Timiraos
                                 ----------------------------------
                              Name:   Vicente L. Timiraos
                                   --------------------------------
                              Title:   Joint General Manager
                                    -------------------------------

                              THE NORTHERN TRUST COMPANY



                              By:   /s/ Jaron Grimm
                                 ----------------------------------
                              Name:   Jaron Grimm
                                   --------------------------------
                              Title:   Vice President
                                    -------------------------------

              CONSENT OF MATTEL SALES CORP. AND FISHER PRICE, INC.

                             TO FIFTH AMENDMENT TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     The undersigned Mattel Sales Corp. and Fisher-Price, Inc., as guarantors under their respective First Amended and Restated Continuing Guaranties, dated as of March 13, 1997 (the "Continuing Guaranties") and signatories to the Mattel Sales Subordination Agreement and Fisher Price Subordination Agreement, respectively, (the "Subordination Agreements"), hereby consent to the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of the date first written above, among Mattel, Inc., the Banks named therein and Bank of America, N.A., as agent, represent and warrant that there is no defense, counterclaim or offset of any type or nature under such Continuing Guaranties or the Subordination Agreements before or after giving effect thereto and reaffirm their obligations thereunder.

     Dated as March 31, 2000.

                              FISHER-PRICE, INC.

                              MATTEL SALES CORP.



                              By: /s/ William Stavro
                                 -----------------------------
                                           William Stavro
                                     Senior Vice President and
                                             Treasurer

                                      -1-